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                                                                   Exhibit 99.1

                             JOINT FILING AGREEMENT
                             -----------------------

     This will confirm the agreement by and among all the undersigned that the amendment to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock, par value $.01 per share, of Manufactured Home Communities, Inc., a Maryland corporation, is being, and any and all further amendments thereto may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 31, 2000



                                      GENERAL MOTORS EMPLOYES GLOBAL GROUP
                                      PENSION TRUST


                                      /S/ Michael Connors
                                      -----------------------------------------
                                      Name:    Michael Connors
                                      Title:   Assistant Vice President

                                      GENERAL MOTORS HOURLY RATE EMPLOYES
                                      PENSION TRUST


                                      /S/ Michael Connors
                                      -----------------------------------------
                                      Name:    Michael Connors
                                      Title:   Assistant Vice President